UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 21, 2012

FLATBUSH FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Federal	000-50377	11-3700733
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

2146 Nostrand Avenue, Brooklyn, New York		11210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(718) 859-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 21, 2012, Flatbush Federal Bancorp, Inc. (“Flatbush Federal Bancorp”) and Northfield Bancorp, Inc. (“Northfield Bancorp”) entered into an amendment to the Agreement and Plan of Merger, dated as of March 13, 2012, by and among Northfield Bancorp, MHC, Northfield Bancorp, Northfield Bank and Flatbush Federal Bancorp, MHC, Flatbush Federal Bancorp and Flatbush Federal Savings and Loan Association (“Flatbush Federal Savings”) (the “Merger Agreement”). The amendment clarifies the rights of borrowers of Flatbush Federal Savings in accordance with the charter of Northfield Bancorp, MHC and applicable federal regulations.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	First Amendment to the Agreement and Plan of Merger, dated as of March 13, 2012, by and among Northfield Bancorp, MHC, Northfield Bancorp, Northfield Bank and Flatbush Federal Bancorp, MHC, Flatbush Federal Bancorp and Flatbush Federal Savings and Loan Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLATBUSH FEDERAL BANCORP, INC.

By:	/s/ Jesus R. Adia
Jesus R. Adia
President and Chief Executive Officer

DATE: August 27, 2012